Exhibit 99.2

Coach, Inc. Names Ian Bickley to Newly Created Role of President, Global Business Development & Strategic Alliances

NEW YORK--(BUSINESS WIRE)--April 6, 2017--Coach, Inc. (NYSE:COH) (SEHK:6388), a leading New York design house of modern luxury accessories and lifestyle brands, today announced that Ian Bickley, currently President, International Group for the Coach brand, will be elevated to the new role of President, Global Business Development and Strategic Alliances for Coach, Inc., effective July 2, 2017. In this role, Mr. Bickley will continue to report directly to Mr. Luis and will be responsible for strategic partnerships across brands. Mr. Bickley will have oversight of the company’s global real estate development and will partner with the brand presidents in leading strategic distributor relationships, licensing partnerships and collaborations. Mr. Bickley will also be a key leader in the further development of Coach, Inc.’s multi-brand strategy.

“Ian has been a tremendous leader and contributor to the growth of our business during his 24-year tenure with Coach. His extensive global relationships and industry experience make him the perfect fit for this important strategic role in the next chapter of our multi-brand evolution,” said Mr. Luis, “I’m delighted we can further leverage Ian’s strengths across our portfolio of brands.”

“Coach, Inc. is now better positioned to continue its journey as a global house of brands. Ian’s new appointment, together with the addition of Joshua Schulman to our seasoned group of leaders, will enable the company to focus on strategic and long-term growth opportunities across brands and businesses,” Mr. Luis concluded.

Coach, Inc. is a leading New York design house of modern luxury accessories and lifestyle brands. The Coach brand was established in New York City in 1941, and has a rich heritage of pairing exceptional leathers and materials with innovative design. Coach is sold worldwide through Coach stores, select department stores and specialty stores, and through Coach’s website at www.coach.com. In 2015, Coach acquired Stuart Weitzman, a global leader in designer footwear, sold in more than 70 countries and through its website at www.stuartweitzman.com. Coach, Inc.’s common stock is traded on the New York Stock Exchange under the symbol COH and Coach’s Hong Kong Depositary Receipts are traded on The Stock Exchange of Hong Kong Limited under the symbol 6388.

Neither the Hong Kong Depositary Receipts nor the Hong Kong Depositary Shares evidenced thereby have been or will be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold in the United States or to, or for the account of, a U.S. Person (within the meaning of Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

This information to be made available in this press release may contain forward-looking statements based on management's current expectations. Forward-looking statements include, but are not limited to, statements that can be identified by the use of forward-looking terminology such as "may," "will," “can,” "should," "expect," "intend," "estimate," "continue," "project," "guidance," "forecast," "anticipated," “moving,” “leveraging,” “targeting,” “assume,” “plan,” “pursue,” “look forward to,” “on track to return,” “to achieve” or comparable terms. Future results may differ materially from management's current expectations, based upon a number of important factors, including risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs and successfully execute our transformation and operational efficiency initiatives and growth strategies and our ability to achieve intended benefits, cost savings and synergies from acquisitions, etc. Please refer to Coach, Inc.’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors.

CONTACT:
Coach
Analysts & Media:
Andrea Shaw Resnick, 212-629-2618
Global Head of Investor Relations and Corporate Communications
or
Christina Colone, 212-946-7252
Senior Director, Investor Relations